Exhibit 99.1
Federated Hermes, Inc. reports fourth quarter and full-year 2022 earnings
•Q4 2022 earnings per diluted share of $0.63; full-year 2022 EPS of $2.65, each including a ($0.27) per diluted share non-cash intangible asset impairment charge
•Total assets under management at record $668.9 billion
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 26, 2023) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) for Q4 2022 of $0.63, compared to $0.71 for the same quarter last year, on net income of $56.5 million for Q4 2022, compared to $68.6 million for Q4 2021. Full-year 2022 EPS was $2.65, compared to $2.75 for 2021 on net income of $239.5 million for 2022, compared to $270.3 million for 2021. Federated Hermes' results include a $31.5 million non-cash expense, or ($0.27) per diluted share, related to the impairment of an intangible asset associated with the 2018 acquisition of Hermes Fund Managers Limited.
Federated Hermes' total managed assets were a record $668.9 billion at Dec. 31, 2022, up $28 million from $668.9 billion at Dec. 31, 2021 and up $44.5 billion or 7% from $624.4 billion at Sept. 30, 2022. Average managed assets for Q4 2022 were $633.6 billion, down $6.8 billion or 1% from $640.4 billion reported for Q4 2021 and up $1.8 billion from $631.8 billion reported for Q3 2022.
"Federated Hermes' record assets at year-end 2022 were driven by money market asset increases and investor interest in our flagship Total Return Bond Fund and related separate accounts, as well as continued demand for our popular dividend income equity products," said J. Christopher Donahue, president and chief executive officer. "In addition, investors valued our investment perspective as they sought haven from market volatility in a diverse range of Federated Hermes products—from money market funds to low-duration fixed-income options to market neutral and bear market alternative strategies."
Federated Hermes' board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Feb. 15, 2023 to shareholders of record as of Feb. 8, 2023. During Q4 2022, Federated Hermes purchased 327,132 shares of Federated Hermes class B common stock for $8.4 million, bringing the total shares of Class B common stock purchased in 2022 to 6,456,625 shares for $207.4 million.
Federated Hermes' equity assets were $81.5 billion at Dec. 31, 2022, down $15.2 billion or 16% from $96.7 billion at Dec. 31, 2021 and up $6.8 billion or 9% from $74.7 billion at Sept. 30, 2022. Top-selling equity funds on a net basis during Q4 2022 were Federated Hermes Strategic Value Dividend Fund, Federated Hermes Asia Ex-Japan Fund, Federated Hermes International Strategic Value Dividend Fund, Federated Hermes MDT Large Cap Growth Fund and Federated Hermes SDG Engagement Equity Fund.
Federated Hermes' fixed-income assets were $86.7 billion at Dec. 31, 2022, down $10.9 billion or 11% from $97.6 billion at Dec. 31, 2021 and up $1.3 billion from $85.4 billion at Sept. 30, 2022. Top-selling fixed-income funds on a net basis during Q4 2022 were Federated Hermes Total Return Bond Fund, Federated Hermes Conservative Municipal Microshort Fund, Federated Hermes Institutional High Yield Bond Fund, Federated Hermes Conservative Microshort Fund and Federated Hermes Intermediate Corporate Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full year 2022 earnings	Page 2 of 13
Federated Hermes' alternative/private markets assets were $20.8 billion at Dec. 31, 2022, down $2.1 billion or 9% from $22.9 billion at Dec. 31, 2021 and up $0.6 billion or 3% from $20.2 billion at Sept. 30, 2022.
Federated Hermes' money market assets were a record $476.8 billion at Dec. 31, 2022, up $28.9 billion or 6% from $447.9 billion at Dec. 31, 2021 and up $35.5 billion or 8% from $441.3 billion at Sept. 30, 2022. Money market mutual fund assets were $335.9 billion at Dec. 31, 2022, up $23.1 billion or 7% from $312.8 billion at Dec. 31, 2021 and up $26.0 billion or 8% from $309.9 billion at Sept. 30, 2022. Federated Hermes' money market separate account assets were $140.9 billion at Dec. 31, 2022, up $5.8 billion or 4% from $135.1 billion at Dec. 31, 2021 and up $9.5 billion or 7% from $131.4 billion at Sept. 30, 2022.
Financial Summary
Q4 2022 non-cash intangible asset impairment charge
Federated Hermes' Q4 2022 results include a $31.5 million non-cash expense, or ($0.27) per diluted share, related to the impairment of an intangible asset associated with the 2018 acquisition of Hermes Fund Managers Limited, which was driven by changes in projected cash flows and a higher discount rate as compared to the prior quarter.
Q4 2022 vs. Q4 2021
Revenue increased $52.3 million or 16% primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. This increase was partially offset by a decrease in revenue due to lower average long-term assets.
During Q4 2022, Federated Hermes derived 53% of its revenue from long-term assets (33% from equity assets, 13% from fixed-income assets and 7% from alternative/private markets and multi-asset), 46% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $77.1 million or 33% primarily due to increased distribution expenses resulting mainly from lower voluntary yield-related fee waivers partially offset by a decrease due to lower average managed long-term fund assets and the mix of average money market fund assets. Additionally, other expenses increased due to the intangible asset impairment.
Nonoperating income (expenses), net increased $8.4 million primarily due to a larger increase in the market value of investments in Q4 2022 compared to Q4 2021, partially offset by an increase in debt expense in Q4 2022 compared to Q4 2021.
Q4 2022 vs. Q3 2022
Revenue decreased $7.2 million or 2% primarily due to a decrease in revenue from lower average equity assets and a change in the mix of average fixed-income assets. These decreases were partially offset by an increase in revenue from higher average money market assets.
Operating expenses increased by $25.8 million or 9% primarily due to an increase in other expenses due to the intangible asset impairment.
Nonoperating income (expenses), net increased $19.0 million primarily due to an increase in the market value of investments in Q4 2022 compared to the decrease in the market value of investments in Q3 2022.
2022 vs. 2021
Revenue increased $145.4 million or 11% primarily due to a decrease in voluntary yield-related fee waivers. This increase was partially offset by a decrease in revenue due to lower average equity assets, a decrease in revenue due to a change in the mix of average fixed-income assets, and a decrease in performance fees and carried interest.

Federated Hermes reports Q4 and full-year 2022 earnings	Page 3 of 13
During 2022, Federated Hermes derived 59% of its revenue from long-term assets (36% from equity assets, 14% from fixed-income assets and 9% from alternative/private markets and multi-asset), 40% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased by $174.8 million or 19% primarily due to increased distribution expenses resulting primarily from lower voluntary yield-related fee waivers partially offset by a decrease due to lower average managed long-term fund assets and the mix of average money market fund assets. The current year also includes an increase in other expenses due to the intangible asset impairment. These increases were offset by a decrease in compensation and related primarily due to exchange rate fluctuations.
Nonoperating income (expenses), net decreased $40.6 million primarily due to a decrease in the market value of investments in 2022 compared to an increase in the market value of investments in 2021, as well as an increase in debt expense in 2022.
Impact of voluntary yield-related fee waivers
There were no voluntary yield-related fee waivers during the quarter that ended Dec. 31, 2022. For the year that ended Dec. 31, 2022, voluntary yield-related fee waivers totaled $85.3 million. These fee waivers were largely offset by related reductions in distribution expenses of $66.5 million, such that the net negative pre-tax impact to Federated Hermes was $18.8 million for the 12 months ended Dec. 31, 2022. During the three and 12 months ended Dec. 31, 2021, voluntary yield-related fee waivers totaled $110.1 million and $420.3 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $72.3 million and $277.1 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $37.8 million and $143.2 million for the three and 12 months ended Dec. 31, 2021, respectively.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 27, 2023. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, visit FederatedInvestors.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 27, 2023. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 47392. The online replay will be available via FederatedInvestors.com for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $668.9 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. At Federated Hermes, responsibility is central to our client relationships, our long-term perspective and our fiduciary mindset. It’s part of our heritage and the foundation of our future.
Headquartered in Pittsburgh, Federated Hermes has nearly 2,000 employees in London, New York, Boston and offices worldwide. Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of money market fund

Federated Hermes reports Q4 and full year 2022 earnings	Page 4 of 13
managers and the top 11% of fixed-income fund managers2. Federated Hermes also ranks as the 4th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) As of Dec. 31, 2022
2) ISS Market Intelligence (SIMFUND), Dec. 31, 2022. Based on assets under management in U.S. open-end funds.
3) Money Management Institute/Cerulli Associates, Q3 2022.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, impairment and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement is inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

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Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2021 to Q4 2022	Quarter Ended	% Change Q3 2022 to Q4 2022
	Dec. 31, 2022	Dec. 31, 2021		Sept. 30, 2022
Revenue
Investment advisory fees, net	$256,949	$223,796	15%	$263,644	(3)%
Administrative service fees, net	75,847	77,734	(2)	75,021	1
Other service fees, net	41,103	20,115	104	42,478	(3)
Total Revenue	373,899	321,645	16	381,143	(2)

Operating Expenses
Compensation and related	123,994	124,107	0	126,668	(2)
Distribution	90,718	39,894	127	91,032	(0)
Systems and communications	20,549	19,343	6	19,294	7
Professional service fees	16,100	16,279	(1)	14,203	13
Office and occupancy	10,905	11,215	(3)	10,622	3
Advertising and promotional	6,967	9,493	(27)	6,496	7
Travel and related	3,913	2,499	57	3,421	14
Other	37,004	10,232	262	12,627	193
Total Operating Expenses	310,150	233,062	33	284,363	9
Operating Income	63,749	88,583	(28)	96,780	(34)

Nonoperating Income (Expenses)
Investment income (loss), net	14,413	3,257	343	(4,226)	441
Debt expense	(3,200)	(472)	NM	(3,302)	(3)
Other, net	191	258	(26)	(38)	NM
Total Nonoperating Income (Expenses), net	11,404	3,043	275	(7,566)	251
Income before income taxes	75,153	91,626	(18)	89,214	(16)
Income tax provision	13,518	20,629	(34)	21,640	(38)
Net income including the noncontrolling interests in subsidiaries	61,635	70,997	(13)	67,574	(9)
Less income/(expense): Net income attributable to the noncontrolling interests in subsidiaries	5,138	2,434	111	(1,905)	370
Net Income	$56,497	$68,563	(18)%	$69,479	(19)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.63	$0.71	(11)%	$0.78	(19)%
Weighted-Average Shares Outstanding
Basic	84,731	92,141		84,531
Diluted	84,743	92,141		84,536
Dividends Declared Per Share	$0.27	$0.27		$0.27
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.8 million, $2.8 million and $3.6 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2022, Dec. 31, 2021 and Sept. 30, 2022, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share for the quarterly period ended Dec. 31, 2021 excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2022	Dec. 31, 2021	% Change
Revenue
Investment advisory fees, net	$1,011,631	$915,984	10%
Administrative service fees, net—affiliates	294,557	306,639	(4)
Other service fees, net	139,626	77,824	79
Total Revenue	1,445,814	1,300,447	11

Operating Expenses
Compensation and related	512,713	532,492	(4)
Distribution	314,554	160,884	96
Systems and communications	77,783	75,429	3
Professional service fees	57,747	60,331	(4)
Office and occupancy	43,361	44,573	(3)
Advertising and promotional	20,931	21,600	(3)
Travel and related	12,456	5,337	133
Other	69,473	33,529	107
Total Operating Expenses	1,109,018	934,175	19
Operating Income	336,796	366,272	(8)

Nonoperating Income (Expenses)
Investment income (loss), net	(19,723)	12,703	(255)
Debt expense	(11,073)	(1,785)	NM
Other, net	222	(900)	125
Total Nonoperating Income (Expenses), net	(30,574)	10,018	(405)
Income before income taxes	306,222	376,290	(19)
Income tax provision	71,658	103,982	(31)
Net income including the noncontrolling interests in subsidiaries	234,564	272,308	(14)
Less: Net income attributable to the noncontrolling interests in subsidiaries	(4,932)	2,015	(345)
Net Income	$239,496	$270,293	(11)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$2.65	$2.77	(4)%
Diluted	$2.65	$2.75	(4)%
Weighted-Average Shares Outstanding
Basic	85,762	93,754
Diluted	85,766	93,771
Dividends Declared Per Share	$1.08	$1.08
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $11.8 million and $10.9 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2022 and Dec. 31, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share for the year ended Dec. 31, 2021 excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2022	Dec. 31, 2021
Assets
Cash and other investments	$521,754	$426,674
Other current assets	129,277	132,773
Intangible assets, net, including goodwill	1,209,574	1,270,080
Other long-term assets	159,874	188,660
Total Assets	$2,020,479	$2,018,187

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$257,413	$270,707
Long-term debt	347,581	223,350
Other long-term liabilities	307,972	346,911
Redeemable noncontrolling interests	61,821	63,202
Equity excluding treasury stock[1]	1,411,055	1,652,481
Treasury stock[1]	(365,363)	(538,464)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,020,479	$2,018,187
1) During the third quarter 2022, the board of directors authorized the retirement of 10 million treasury shares, which restored them to authorized but unissued status. There was no impact to total equity as a result of this transaction.

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Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2021
Equity
Beginning assets	$74,684	$80,988	$97,425	$96,716	$91,788
Sales[1]	5,265	5,133	4,371	23,985	21,829
Redemptions[1]	(6,015)	(4,951)	(7,106)	(25,600)	(26,761)
Net sales (redemptions)[1]	(750)	182	(2,735)	(1,615)	(4,932)
Net exchanges	86	9	(2)	(59)	41
Acquisitions/(dispositions)	0	0	0	0	408
Impact of foreign exchange[2]	1,219	(1,187)	(162)	(1,621)	(1,096)
Market gains and (losses)[3]	6,284	(5,308)	2,190	(11,898)	10,507
Ending assets	$81,523	$74,684	$96,716	$81,523	$96,716

Fixed Income
Beginning assets	$85,365	$86,253	$97,226	$97,550	$84,277
Sales[1]	5,920	7,681	7,920	28,016	42,626
Redemptions[1]	(9,755)	(6,584)	(7,438)	(34,726)	(29,744)
Net sales (redemptions)[1]	(3,835)	1,097	482	(6,710)	12,882
Net exchanges	(142)	(17)	(23)	(64)	(81)
Acquisitions/(dispositions)	3,524	0	0	3,524	17
Impact of foreign exchange[2]	239	(231)	(9)	(321)	(133)
Market gains and (losses)[3]	1,592	(1,737)	(126)	(7,236)	588
Ending assets	$86,743	$85,365	$97,550	$86,743	$97,550

Alternative / Private Markets
Beginning assets	$20,182	$21,785	$22,064	$22,920	$19,084
Sales[1]	1,127	946	1,696	3,833	4,823
Redemptions[1]	(1,190)	(929)	(1,460)	(3,715)	(3,170)
Net sales (redemptions)[1]	(63)	17	236	118	1,653
Net exchanges	(6)	3	0	1	(2)
Acquisitions/(dispositions)	0	0	0	0	81
Impact of foreign exchange[2]	1,513	(1,638)	107	(2,317)	(254)
Market gains and (losses)[3]	(824)	15	513	80	2,358
Ending assets	$20,802	$20,182	$22,920	$20,802	$22,920

Multi-asset
Beginning assets	$2,902	$3,135	$3,692	$3,780	$3,948
Sales[1]	72	54	75	243	301
Redemptions[1]	(165)	(132)	(119)	(572)	(936)
Net sales (redemptions)[1]	(93)	(78)	(44)	(329)	(635)
Net exchanges	2	0	14	8	42
Acquisitions/(dispositions)	0	0	0	0	54
Impact of foreign exchange[2]	0	0	0	0	(1)
Market gains and (losses)[3]	178	(155)	118	(470)	372
Ending assets	$2,989	$2,902	$3,780	$2,989	$3,780

Total Long-term Assets
Beginning assets	$183,133	$192,161	$220,407	$220,966	$199,097
Sales[1]	12,384	13,814	14,062	56,077	69,579
Redemptions[1]	(17,125)	(12,596)	(16,123)	(64,613)	(60,611)
Net sales (redemptions)[1]	(4,741)	1,218	(2,061)	(8,536)	8,968
Net exchanges	(60)	(5)	(11)	(114)	0
Acquisitions/(dispositions)	3,524	0	0	3,524	560
Impact of foreign exchange[2]	2,971	(3,056)	(64)	(4,259)	(1,484)
Market gains and (losses)[3]	7,230	(7,185)	2,695	(19,524)	13,825
Ending assets	$192,057	$183,133	$220,966	$192,057	$220,966
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$40,633	$34,051	$44,896	$40,469	$12,680	$7,502	$2,784	$118	$100,993	$82,140
Sales	2,586	2,679	4,692	1,228	925	202	71	1	8,274	4,110
Redemptions	(4,012)	(2,003)	(7,255)	(2,500)	(1,130)	(60)	(162)	(3)	(12,559)	(4,566)
Net sales (redemptions)	(1,426)	676	(2,563)	(1,272)	(205)	142	(91)	(2)	(4,285)	(456)
Net exchanges	114	(28)	(142)	0	(6)	0	2	0	(32)	(28)
Acquisitions/(dispositions)	0	0	0	3,524	0	0	0	0	0	3,524
Impact of foreign exchange[2]	727	492	156	83	927	586	0	0	1,810	1,161
Market gains and (losses)[3]	3,294	2,990	833	759	(346)	(478)	156	22	3,937	3,293
Ending assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634

	Year Ended
	Dec. 31, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672
Sales	12,796	11,189	18,403	9,613	2,562	1,271	241	2	34,002	22,075
Redemptions	(15,134)	(10,466)	(29,869)	(4,857)	(3,150)	(565)	(559)	(13)	(48,712)	(15,901)
Net sales (redemptions)	(2,338)	723	(11,466)	4,756	(588)	706	(318)	(11)	(14,710)	6,174
Net exchanges	(31)	(28)	(63)	(1)	1	0	8	0	(85)	(29)
Acquisitions/(dispositions)	0	0	0	3,524	0	0	0	0	0	3,524
Impact of foreign exchange[2]	(908)	(713)	(253)	(68)	(1,463)	(854)	0	0	(2,624)	(1,635)
Market gains and (losses)[3]	(10,417)	(1,481)	(4,900)	(2,336)	312	(232)	(447)	(23)	(15,452)	(4,072)
Ending assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634
1)    Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q4 and full year 2022 earnings	Page 10 of 13
Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2021

Total Fund Assets
Beginning assets	$100,993	$109,334	$136,297	$135,294	$123,713
Sales	8,274	7,128	10,094	34,002	49,125
Redemptions	(12,559)	(10,056)	(11,955)	(48,712)	(44,368)
Net sales (redemptions)	(4,285)	(2,928)	(1,861)	(14,710)	4,757
Net exchanges	(32)	(5)	(11)	(85)	(356)
Acquisitions/(dispositions)	0	0	0	0	560
Impact of foreign exchange[1]	1,810	(1,841)	4	(2,624)	(774)
Market gains and (losses)[2]	3,937	(3,567)	865	(15,452)	7,394
Ending assets	$102,423	$100,993	$135,294	$102,423	$135,294

Total Separate Accounts Assets[3]
Beginning assets	$82,140	$82,827	$84,110	$85,672	$75,384
Sales[4]	4,110	6,686	3,968	22,075	20,454
Redemptions[4]	(4,566)	(2,540)	(4,168)	(15,901)	(16,243)
Net sales (redemptions)[4]	(456)	4,146	(200)	6,174	4,211
Net exchanges	(28)	0	0	(29)	356
Acquisitions/(dispositions)	3,524	0	0	3,524	0
Impact of foreign exchange[1]	1,161	(1,215)	(68)	(1,635)	(710)
Market gains and (losses)[2]	3,293	(3,618)	1,830	(4,072)	6,431
Ending assets	$89,634	$82,140	$85,672	$89,634	$85,672

Total Long-term Assets[3]
Beginning assets	$183,133	$192,161	$220,407	$220,966	$199,097
Sales[4]	12,384	13,814	14,062	56,077	69,579
Redemptions[4]	(17,125)	(12,596)	(16,123)	(64,613)	(60,611)
Net sales (redemptions)[4]	(4,741)	1,218	(2,061)	(8,536)	8,968
Net exchanges	(60)	(5)	(11)	(114)	0
Acquisitions/(dispositions)	3,524	0	0	3,524	560
Impact of foreign exchange[1]	2,971	(3,056)	(64)	(4,259)	(1,484)
Market gains and (losses)[2]	7,230	(7,185)	2,695	(19,524)	13,825
Ending assets	$192,057	$183,133	$220,966	$192,057	$220,966
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q4 and full-year 2022 earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	March 31, 2022	Dec. 31, 2021
By Asset Class
Equity	$81,523	$74,684	$80,988	$91,676	$96,716
Fixed-income	86,743	85,365	86,253	92,146	97,550
Alternative / private markets	20,802	20,182	21,785	23,109	22,920
Multi-asset	2,989	2,902	3,135	3,555	3,780
Total long-term assets	192,057	183,133	192,161	210,486	220,966
Money market	476,844	441,294	439,697	420,596	447,907
Total Managed Assets	$668,901	$624,427	$631,858	$631,082	$668,873

By Product Type
Funds:
Equity	$43,342	$40,633	$44,207	$51,890	$57,036
Fixed-income	43,180	44,896	48,215	54,830	59,862
Alternative / private markets	13,050	12,680	13,911	14,847	14,788
Multi-asset	2,851	2,784	3,001	3,401	3,608
Total long-term assets	102,423	100,993	109,334	124,968	135,294
Money market	335,937	309,859	298,031	279,514	312,834
Total Fund Assets	$438,360	$410,852	$407,365	$404,482	$448,128
Separate Accounts:
Equity	$38,181	$34,051	$36,781	$39,786	$39,680
Fixed-income	43,563	40,469	38,038	37,316	37,688
Alternative / private markets	7,752	7,502	7,874	8,262	8,132
Multi-asset	138	118	134	154	172
Total long-term assets	89,634	82,140	82,827	85,518	85,672
Money market	140,907	131,435	141,666	141,082	135,073
Total Separate Account Assets	$230,541	$213,575	$224,493	$226,600	$220,745
Total Managed Assets	$668,901	$624,427	$631,858	$631,082	$668,873

Federated Hermes reports Q4 and full year 2022 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	March 31, 2022	Dec. 31, 2021
By Asset Class
Equity	$79,544	$81,809	$85,785	$92,034	$97,751
Fixed-income	87,849	87,042	88,740	95,475	97,229
Alternative / private markets	20,926	21,193	22,230	22,848	22,243
Multi-asset	2,988	3,144	3,337	3,621	3,763
Total long-term assets	191,307	193,188	200,092	213,978	220,986
Money market	442,334	438,601	417,778	433,254	419,392
Total Avg. Managed Assets	$633,641	$631,789	$617,870	$647,232	$640,378
By Product Type
Funds:
Equity	$43,131	$45,135	$47,504	$52,419	$58,290
Fixed-income	44,099	47,489	51,173	57,413	60,339
Alternative / private markets	13,140	13,432	14,297	14,746	14,419
Multi-asset	2,855	3,012	3,193	3,460	3,590
Total long-term assets	103,225	109,068	116,167	128,038	136,638
Money market	309,232	301,940	275,631	291,157	294,618
Total Avg. Fund Assets	$412,457	$411,008	$391,798	$419,195	$431,256
Separate Accounts:
Equity	$36,413	$36,674	$38,281	$39,615	$39,461
Fixed-income	43,750	39,553	37,567	38,062	36,890
Alternative / private markets	7,786	7,761	7,933	8,102	7,824
Multi-asset	133	132	144	161	173
Total long-term assets	88,082	84,120	83,925	85,940	84,348
Money market	133,102	136,661	142,147	142,097	124,774
Total Avg. Separate Account Assets	$221,184	$220,781	$226,072	$228,037	$209,122
Total Avg. Managed Assets	$633,641	$631,789	$617,870	$647,232	$640,378

Federated Hermes reports Q4 and full-year 2022 earnings	Page 13 of 13

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2022	Dec. 31, 2021
By Asset Class
Equity	$84,793	$98,040
Fixed-income	89,776	91,564
Alternative / private markets	21,799	20,754
Multi-asset	3,273	3,879
Total long-term assets	199,641	214,237
Money market	432,992	418,562
Total Avg. Managed Assets	$632,633	$632,799
By Product Type
Funds:
Equity	$47,047	$58,426
Fixed-income	50,043	58,095
Alternative / private markets	13,903	13,266
Multi-asset	3,130	3,696
Total long-term assets	114,123	133,483
Money market	294,490	293,644
Total Avg. Fund Assets	$408,613	$427,127
Separate Accounts:
Equity	$37,746	$39,614
Fixed-income	39,733	33,469
Alternative / private markets	7,896	7,488
Multi-asset	143	183
Total long-term assets	85,518	80,754
Money market	138,502	124,918
Total Avg. Separate Account Assets	$224,020	$205,672
Total Avg. Managed Assets	$632,633	$632,799